Registration No.

                    Securities and Exchange Commission
                          Washington, D.C. 20549



                                 Form S-8

                          Registration Statement
                                   Under
                        The Securities Act of 1933



                           Brunswick Corporation
          (Exact name of registrant as specified in its charter)

           Delaware                   36-0848180
(State of Incorporation)  (I.R.S. Employer Identification Number)

 1 N. Field Ct., Lake Forest, IL            60045-4811
(Address of Principal Executive Offices)    (Zip Code)



                              1991 Stock Plan
                         (Full title of the plan)

                    Robert T. McNaney, General Counsel
                           Brunswick Corporation
                              1 N. Field Ct.
                     Lake Forest, Illinois 60045-4811
                  (Name and address of agent for service)
                               847-735-4700
                  (Telephone number of agent for service)

                      Calculation of Registration Fee

                            Proposed     Proposed
                            Maximum      Maximuim
Title of         Amount     Offering     Aggregate      Amount of
Securities       to be      Price        Offering    Registration
to be Registered Registered PerShare(1)   Price           Fee

Common Stock Par  6,200,000  $21.00     $130,200,000  $44,896.55
Value $0.75       shares

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) on the basis of the average of the high and the low prices of the Common Stock on May 20, 1996.

                                   Part II

             Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

     The following documents or portions of documents previously filed with the Securities and Exchange Commission (the
"Commission") are incorporated herein by reference:

     (a) The Annual Report of Brunswick Corporation (the "Company") on Form 10-K for the year ended
                   December 31, 1995.

     (b) The Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1996.

     (c) The description of the Preferred Share Purchase Rights contained in the Company's Registration
                   Statement on Form 8-A filed with the Commission on March 14, 1996.

     (d) The description of the Company's Common Stock contained on pages 8-9 of the Prospectus filed as part of Amendment No. 1 to the Company's Registration Statement No. 33-45772 filed with the Commission on April 30, 1992.

     All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Certain legal matters with respect to the legality of the Common Stock offered hereby will be passed upon for the Company by Robert T. McNaney, General Counsel of the Company. As of May 22, 1996 Mr. McNaney owned approximately 35,000 shares of Common Stock of the Company and also held options to purchase 46,400 shares of Common Stock, of which options to purchase 18,900 shares are currently exercisable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware, under which the Company is organized, empowers a corporation, subject to certain limitations, to indemnify its officers, directors, employees and agents, or others acting in similar capacities for other entities at the request of the Company, against certain expenses, including attorneys' fees, judgments, fines and other amounts which may be paid or incurred by them in their capacities as such directors, officers, employees or agents.

     The Certificate of Incorporation of the Company authorizes the board of directors to indemnify directors, officers, employees or agents of the Company to the fullest extent that is lawful.

     The Company's By-laws authorize the board of directors to indemnify directors, officers, employees and agents in the same circumstances set forth in the Certificate of Incorporation. The By-laws also authorize the Company to purchase liability insurance on behalf of directors, officers, employees and agents and to enter into indemnity agreements with directors, officers, employees and agents.

     The Company has entered into indemnification agreements with its directors and its officers which provide broader indemnification than the indemnification specifically available under Section 145 of the Delaware statute. The agreements provide that the Company will indemnify its directors and its officers, to the fullest extent permitted by the Company's Certificate of Incorporation (and that is otherwise lawful) against expenses (including attorneys' fees), judgments, fines, taxes, penalties and settlement payments incurred by reason of the fact that they were directors or officers of the Company. Unlike Section 145, this indemnification would, to the extent that it is lawful, cover judgments, fines and amounts paid in settlement of claims against the director or officer by or in the right of the Company.

     The Company is the owner of an insurance policy which covers the Company for certain losses incurred pursuant to indemnification obligations set forth above during any policy year, subject to specified exclusions, terms and conditions. The policy also covers the officers and directors of the Company for certain of such losses if they are not indemnified by the Company.

     The Company is also the owner of an insurance policy which would reimburse it for certain losses incurred by it pursuant to its fiduciary obligations under the Employee Retirement Income Security Act of 1974, subject to specified exclusions, terms and conditions. This policy also covers the officers, directors and employees of the Company for certain of their losses incurred as fiduciaries under such Act, subject to specified exclusions, terms and conditions.

Item 7. Exception from Registration Claimed

     Not applicable.

Item 8.  Exhibits

      5.           Opinion of Robert T. McNaney

     23.1 The consent of Robert T. McNaney is contained in his opinion filed as Exhibit 5 to this Registration Statement.



     23.2          Consent of Arthur Andersen LLP.

     24.           Powers of Attorney

Item 9. Undertakings

     (a)    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment or appendix to this registration statement:

              (i)  To include any prospectus required by section
                   10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and
            (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referred to in Item 6 (except as set forth in paragraph (c) thereunder), or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by a final adjudication of such issue.

                                 Signatures

     Pursuant to the requirements of the Securities Act of 1933, Brunswick Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Lake Forest, Illinois on May 22, 1996.

                                     Brunswick Corporation


                                     By: /s/ Richard S. O'Brien

                                           Richard S. O'Brien,
                                Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature           Title

Peter N. Larson     Chairman of the Board and Chief Executive Officer
                       (Principal Executive Officer) and Director

Peter B. Hamilton   Senior Vice President and Chief Financial Officer
                      (Principal Financial Officer)

William L. Metzger  Director of Accounting (Principal Accounting
                        Officer)

Nolan D. Archibald  Director

Michael J. Callahan     Director

John P. Diesel      Director

Peter Harf          Director

George D. Kennedy   Director

Bernd K. Koken      Director            By:    /s/ Richard S. O'Brien
                                                 Richard S. O'Brien
Jay W. Lorsch       Director                     Attorney-in-Fact

Bettye Martin Musham    Director                      May 22, 1996

Jack F. Reichert    Director

Kenneth Roman       Director

Roger W. Schipke    Director

                                Exhibit Index

Number                             Title

 5.         Opinion of Robert T. McNaney

23.1 The consent of Robert T. McNaney is contained in his opinion filed as Exhibit 5 to this Registration
            Statement

23.2        Consent of Arthur Andersen LLP

24.         Powers of Attorney

                                                                    Exhibit 5



                                May 22, 1996




Brunswick Corporation
1 N. Field Ct.
Lake Forest, IL 60045-4811

Gentlemen:

    I am General Counsel of Brunswick Corporation, a Delaware corporation ("Brunswick").

    With respect to the Registration Statement on Form S-8 (the "Registration Statement") to be filed on or about May 22, 1996 by Brunswick with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 6,200,000 shares of common stock, $.75 par value of Brunswick (the "Shares") to be issued under the Brunswick Corporation 1991 Stock Plan (the "Plan"), I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates, and other documents and instruments, and such questions of law, as I have considered necessary or desirable for the purpose of this opinion.

    Based on the foregoing, I am of the opinion that the Shares will, when the Registration Statement has become effective and the Shares have been issued and delivered as contemplated in the Registration Statement and in the Plan, be validly issued, fully paid, and nonassessable.

    I consent to the filing of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,


                               Robert T. McNaney
                               General Counsel

RTM:jam

                                                                 Exhibit 23.2



                  Consent of Independent Public Accountants


    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 30, 1996 included or incorporated by reference in Brunswick Corporation's Form 10-K for the year ended
December 31, 1995 and to all references to our Firm included in this registration statement.




                               Arthur Andersen LLP


Chicago, Illinois
May 13, 1996

                              Power of Attorney


    The undersigned directors and officers of Brunswick Corporation, a Delaware corporation (the "Company"), hereby appoint Peter B. Hamilton, Richard S. O'Brien and Dianne M. Yaconetti and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the others and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as directors and officers of the Company, a Registration Statement under the Securities Act of 1933, as amended, for the registration of securities, and any amendments or post-effective amendments thereto, and all instruments necessary or incidental in connection therewith, and to file or cause to be filed such Registration Statement, amendments or post-effective amendments thereto, and other instruments with the Securities and Exchange Commission.
Each of said attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, each act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned could do in person. The undersigned hereby ratify and approve the action of said attorneys and each of them.

    In Witness Whereof, each of the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his/her name.


Capacity                    Signature                  Date



Chairman of the Board,    /s/ Peter N. Larson     May 22, 1996
Chief Executive Officer       Peter N. Larson
(Principal Executive
Officer) and Director




Senior Vice President and /s/ Peter B. Hamilton    May 22, 1996
Chief Financial Officer       Peter B. Hamilton
(Principal Financial
Officer)

Capacity                    Signature                  Date



Director                 /s/ Nolan D. Archibald    May 22, 1996
                          Nolan D. Archibald

Director                 /s/ Michael J. Callahan   May 22, 1996
                          Michael J. Callahan

Director                 /s/ John P. Diesel        May 22, 1996
                           John P. Diesel

Director                 /s/ Peter Harf            May 22, 1996
                            Peter Harf

Director                 /s/ George D. Kennedy     May 22, 1996
                            George D. Kennedy

Director                 /s/ Bernd K. Koken        May 22, 1996
                           Bernd K. Koken

Director                 /s/ Jay W. Lorsch         May 22, 1996
                            Jay W. Lorsch

Director                 /s/ Bettye Martin Musham  May 22, 1996
                         Bettye Martin Musham

Director                 /s/ Jack F. Reichert      May 22, 1996
                          Jack F. Reichert

Director                 /s/ Kenneth Roman       May 22, 1996
                           Kenneth Roman

Director                 /s/ Roger W. Schipke    May 22, 1996
                          Roger W. Schipke

                              Power of Attorney


    William L. Metzger, Director of Accounting of Brunswick Corporation, a Delaware corporation (the "Company"), hereby appoints Peter B. Hamilton, Richard S. O'Brien and Dianne M. Yaconetti and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the others and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as Director of Accounting (Principal Accounting Officer) of the Company, a Registration Statement under the Securities Act of 1933, as amended, for the registration of securities, and any amendments or post-effective amendments thereto, and all instruments necessary or incidental in connection therewith, and to file or cause to be filed such Registration Statement, amendments or post-effective amendments thereto, and other instruments with the Securities and Exchange Commission.
Each of said attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, each act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned could do in person. The undersigned hereby ratifies and approves the action of said attorneys and each of them.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney in one or more counterparts on May 22, 1996.



                                   /s/ William L. Metzger
                                  William L. Metzger
                                  Director of Accounting
                                  (Principal Accounting Officer)